                                                                    EXHIBIT 99.1

                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and CFO
(800) 828-7115
MDoyle@EasyLink.Com



             EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3
                          MILLION, OR $0.03 PER SHARE


PISCATAWAY, NJ - AUGUST 5, 2004 - EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the second quarter ended June 30, 2004.

EasyLink achieved its fourth consecutive quarter of positive operating results during the second quarter 2004, as net income amounted to $1.3 million, or $0.03 per share. Last quarter the Company reported net income of $0.8 million or $0.02 per share. The Company had reported net income of $46.4 million in the second quarter of 2003, which included $47.0 million in gains on debt restructuring and settlements. Revenues for the second quarter of 2004 were $24.1 million as compared to $24.3 million during the first quarter of 2004 and $25.8 million in the second quarter of 2003. Gross profit improved to 59% in the second quarter of 2004 as compared to 58% in the first quarter of 2004 and 48% in the second quarter of 2003.

Total operating expenses in the second quarter amounted to $12.6 million as compared to $13.1 million during the first quarter of 2004 and $12.8 million in the second quarter of 2003. Income from operations increased to $1.7 million as compared to $0.9 million in the first quarter of 2004 and a loss of $0.3 million in the second quarter of 2003.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization ("EBITDA") during the second quarter of 2004 of $3.6 million as compared to $3.3 million during the first quarter of 2004 and $49.8 million during the second quarter of 2003 (inclusive of a $47.0 million gain on debt restructuring and settlements). EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for all periods is also presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 2


Cash and cash equivalents at the end of the second quarter were $5.8 million, versus the $6.6 million on hand as of December 31, 2003.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "The second quarter of 2004 was our fourth consecutive profitable quarter, and one where we continued our trend of improving gross margins, net income, EBITDA, and earnings per share. These results reflect our continuing aggressive management of costs and margins across our business in order to finance the expansion of our Transaction Management Services - the future growth engine of EasyLink. . During the second quarter, revenue from Transaction Management, which currently includes EasyLink Integrated Desktop Messaging (IDM), our e-mail to fax and fax to e-mail services, and EasyLink Document Capture and Management Service (DCM) grew 11% vs. the first quarter to over $3 million and is now approximately 13% of overall revenue. Based on the initial results of our previously announced sales and marketing expansion, we are now significantly increasing this investment over the balance of 2004 by doubling the number of EasyLink salespeople selling these solutions to mid- and large-sized enterprises. Revenue from EasyLink's traditional Transaction Delivery Services, those involving primarily the electronic delivery of messages and transactions for our customers via telex, fax and EDI, was down versus the previous quarter by almost $600,000. We expect revenue from these services to continue to be negatively impacted because of pricing pressures and/or migration to newer technologies. However, we are committed to remaining competitive in these service lines because they generate cash and are frequently linked to potential Transaction Management opportunities. Simply put, our growth plan is to accelerate Transaction Management Services revenue while reducing the attrition of Transaction Delivery Services revenue to the greatest practical extent, such that the Transaction Management Services growth exceeds Transaction Delivery Services attrition."

Murawski added, "Our operating results over the past 12 months prove that we are able to manage the business profitably. We have greatly improved the overall quality of our services through Six Sigma, and the breadth of our offering through development of Transaction Management Services. We have fundamentally improved our balance sheet and made the Company financially stable. Our investment in additional sales and marketing resources is a critical step in executing our growth plan. We will begin seeing the revenue impact of these changes in the first half of 2005. We anticipate our current revenue trends to continue for the balance of 2004. Accordingly, we have lowered our full-year 2004 revenue guidance by approximately 6 - 8% including the impact of the sale of our MailWatch product line on July 31, 2004."

For the second quarter of 2004 in comparison to the first quarter of 2004 and the second quarter of 2003, revenues (in thousands) for the Company's services were as follows:

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 3


                                                                               %                                   %
                                        2nd Quarter       1st Quarter       Increase/         2nd Quarter      Increase/
                                           2004               2004         (Decrease)           2003*         (Decrease)
                                        -----------       -----------      ----------         -----------     ----------

Transaction Management Services         $    3,077        $    2,771          11%             $    1,969          56%

Transaction Delivery Services           $   20,976        $   21,565          (3%)            $   23,833         (12%)
                                        ----------        ----------          ----            ----------         -----
                                        $   24,053        $   24,336          (1%)            $   25,802          (7%)

* 2003 amounts have been reclassified to conform to the 2004 revenue groups.

SIX MONTH RESULTS

Revenues for the six months ended June 30, 2004 were $48.4 million compared to $51.5 million for the six months ended June 30, 2003. The Company reported net income of $2.1 million, or $0.05 per share, in the 2004 period compared to $49.7 million, or $1.85 per share, for the same period in 2003. Last year's results included $53.7 million in gains on debt restructuring and settlements.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") during the six months ended June 30, 2004 amounted to $6.9 million as compared to $57.0 million during the first six months of 2003 (inclusive of $53.7 million in gains on debt restructuring and settlements). A reconciliation of this non-GAAP financial measure for the six month periods in 2004 and 2003 to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for the periods is also presented.

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the third quarter of 2004:
o Excluding the MailWatch product line, revenues and gross margins are expected to be similar to the second quarter of 2004.
o Net income is expected to be $0.06 - $0.07 per share, including a gain on the sale of the MailWatch product line of $2.6 million, or $0.06 per share and additional planned sales and marketing expansion to help drive future growth.

EasyLink expects the following for the full year 2004:
o Revenue is expected to be in the range of $94 - $96 million based on our sales and revenue trends for the first six months of the year and after accounting for approximately $2 million in reduced revenues, as a result of the sale of the MailWatch product line.
o Net income is expected to be $0.10-$0.12 per share, including the gain on the sale of the MailWatch product line of $2.6 million, or $.06 per share, in the third quarter and additional planned sales and marketing expansion, beginning in the third quarter of the year.

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 4


QUARTERLY CONFERENCE CALL

EasyLink will host its quarterly conference call today at 10:30 a.m. EDT. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 8954359. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations' pages of www.EasyLink.com within two hours of the live call through Thursday, August 19, at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 8954359.

ABOUT EASYLINK SERVICES CORPORATION

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses from operations; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 5




                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                                 JUNE 30, 2004        DEC. 31, 2003

ASSETS
     Cash and cash equivalents                                                  $       5,761        $       6,623
     Accounts and other receivable, net                                                10,949               11,430
     Other current assets                                                               3,050                1,760
     Property and equipment, net                                                        8,482               10,641
     Goodwill and other intangible assets, net                                         16,541               17,895
     Other assets                                                                       1,255                1,062
                                                                                -------------        -------------

     TOTAL ASSETS                                                               $      46,038        $      49,411
                                                                                =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                                           $       7,898        $       9,082
     Accrued expenses                                                                  12,690               14,336
     Restructuring reserves payable                                                     2,002                2,747
     Net liabilities of discontinued operations                                           528                  828
     Other liabilities                                                                  2,174                2,542
     Convertible notes and notes payable                                               12,186               13,468
     Capitalized interest on restructured notes                                         1,480                1,996
                                                                                -------------        -------------

     TOTAL LIABILITIES                                                                 38,958               44,999

     TOTAL STOCKHOLDERS' EQUITY                                                         7,080                4,412
                                                                                -------------        -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $      46,038        $      49,411
                                                                                =============        =============

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 6




                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                           THREE MONTHS ENDED
                                                                                JUNE 30,
                                                                  -----------------------------------
                                                                       2004                    2003
                                                                       ----                    ----

Revenues                                                          $    24,053             $    25,802

Cost of revenues                                                        9,764                  13,361
                                                                  -----------             -----------

Gross profit                                                           14,289                  12,441

Operating expenses:
     Sales and marketing                                                4,749                   4,288
     General and administrative                                         5,681                   6,275
     Product development                                                1,648                   1,708
     Amortization of other intangibles                                    517                     517
                                                                  -----------             -----------
         Total operating expenses                                      12,595                  12,788
                                                                  -----------             -----------

Income (loss) from operations                                           1,694                    (347)

Other income (expense):
Gain on debt restructuring and settlements                               ----                  47,026
Interest and other income (expense), net                                 (230)                   (304)
                                                                  ------------            ------------

Income before income taxes                                              1,464                  46,375

Provision for federal and state income taxes                              170                    ----
                                                                  -----------             -----------

NET INCOME                                                        $     1,294             $    46,375
                                                                  ===========             ===========


BASIC AND DILUTED NET INCOME PER SHARE                            $      0.03             $      1.28
                                                                  ===========             ===========


Weighted average basic shares outstanding                              44,064                  36,127
                                                                  ===========             ===========

Weighted average diluted shares outstanding                            45,098                  36,127
                                                                  ===========             ===========

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 7



                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                  -----------------------------------
                                                                       2004                    2003
                                                                       ----                    ----

Revenues                                                          $    48,390             $    51,544

Cost of revenues                                                       20,090                  27,068
                                                                  -----------             -----------

Gross profit                                                           28,300                  24,476

Operating expenses:
     Sales and marketing                                                9,280                   9,672
     General and administrative                                        12,064                  13,015
     Product development                                                3,358                   3,663
     Amortization of other intangibles                                  1,033                   1,032
                                                                        -----                   -----
     Total operating expenses                                          25,735                  27,382
                                                                       ------                  ------

Income (loss) from operations                                           2,565                  (2,906)

Other income (expense):
Gain on debt restructuring and settlements                                 --                  53,666
Interest and other income (expense), net                                 (217)                 (1,083)
                                                                         -----                 -------

Income before income taxes                                              2,348                  49,677

Provision for federal and state income taxes                              200                    ----
                                                                  -----------             -----------

Net income                                                        $     2,148             $    49,677
                                                                  ===========             ===========


Basic and diluted net income per share:
                                                                  $      0.05             $      1.85
                                                                  ===========             ===========

Weighted average basic shares outstanding                              43,963                  26,900
                                                                       ======                  ======

Weighted average diluted shares outstanding                            44,604                  26,900
                                                                       ======                  ======

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 8


                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                       Six Months Ended June 30,
                                                                                       -------------------------
                                                                                          2004            2003
                                                                                          ----            ----
Cash flows from operating activities:
Net income                                                                              $ 2,148        $ 49,677
Adjustments to reconcile net income to net cash provided by
operating activities:
     Non-cash interest                                                                       26             120
     Depreciation                                                                         2,917           4,683
     Amortization of intangible assets                                                    1,355           1,564
     Provision for doubtful accounts                                                        278             106
     Gain on debt restructuring and settlements                                              --         (53,666)
     Other                                                                                  412             391
Changes in operating assets and liabilities:
     Accounts receivable, net                                                               203            (519)
     Prepaid expenses and other current assets                                             (483)             65
     Other assets                                                                             2             178
     Accounts payable, accrued expenses and other liabilities                            (4,149)            (39)
     Deferred revenue                                                                      (165)           (279)
                                                                                        -------        --------

Net cash provided by operating activities                                                 2,544           2,281
                                                                                        -------        --------

Cash flows from investing activities:
Purchases of property and equipment, including capitalized software                      (1,085)         (3,479)
                                                                                        -------        --------

Net cash used in investing activities                                                    (1,085)         (3,479)
                                                                                        -------        --------

Cash flows from financing activities:
Payments under capital lease obligations                                                   (109)           (229)
Payments of capitalized interest                                                           (516)             --
Principal payments of notes payable                                                      (1,289)         (3,308)
Exercise of Employee stock options                                                           24
Proceeds from issuance of Class A Common Stock                                               --           1,000
                                                                                        -------        --------

Net cash used in financing activities                                                    (1,890)         (2,537)
                                                                                        -------        --------

Effect of foreign exchange rate changes on cash and cash equivalents                       (131)             78
                                                                                        -------        --------

Net decrease in cash and cash equivalents                                                  (562)         (3,657)

Cash used in discontinued operations                                                       (300)             --

Cash and cash equivalents at beginning of the period                                      6,623           9,554
                                                                                        -------        --------

Cash and cash equivalents at the end of the period                                      $ 5,761         $ 5,897
                                                                                        =======        ========

EASYLINK REPORTS SECOND QUARTER 2004 NET INCOME OF $1.3 MILLION,
OR $0.03 PER SHARE                                                        Page 9




                          EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)
                                   (unaudited)


                                                                    Three Months                  Six Months
                                                                    Ended June 30,               Ended June 30,
                                                                 -------------------          ------------------
                                                                   2004        2003             2004       2003
                                                                   ----        ----             ----       ----

Net income                                                       $ 1,294    $ 46,375          $ 2,148   $ 49,677
Add:
Depreciation                                                       1,359       2,271            2,917      4,683
Amortization of intangible assets                                    679         758            1,355      1,564
Interest expense, net and taxes                                      299         360              498      1,119
                                                                     ---         ---              ---      -----

EBITDA                                                             3,631      49,764            6,918     57,043

Interest expense, net and taxes                                     (299)       (360)            (498)    (1,119)

Add (subtract):
       Non-cash Interest                                              13          --               26        120
       Provision for doubtful accounts                               (60)        (20)             278        106
       Provision for restructuring and impairments                    --          --               --         --
       Gain on debt restructuring and settlements                     --     (47,026)              --    (53,666)
       Other non-cash items                                          131         118              412        391
       Changes in operating assets and liabilities                (2,006)     (1,767)          (4,592)      (594)
                                                                 -------    --------          -------   --------

Net cash provided by operations                                  $ 1,410       $ 709          $ 2,544   $  2,281
                                                                 =======    ========          =======   ========



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